As filed with the Securities and Exchange Commission on March 18, 2008

Registration No. 333-128415

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
Under the Securities Act of 1933

FUND.COM INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	30-0284778 (I.R.S. Employer Identification Number)

455 Broadway, 4th Floor New York, New York 10012 (212) 625-3591 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	Raymond Lang Chief Executive Officer Fund.com Inc. 455 Broadway, 4th Floor New York, New York 10012 (212) 625-3591 (Name, Address and Telephone Number of Agent for Service)

Eastern Services Holdings, Inc 1221 Ocean Avenue #1202 Santa Monica, California 90401 (Former Name or Former Address, if Changed Since Last Amendment)

with a copy to:

Ronald A. Fleming Jr., Esq.
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY  10036-4039
(212) 858-1000
(212) 298-9931 (facsimile)

Approximate date of proposed sale to the public:  This Post-Effective Amendment No. 1 deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF SHARES

Eastern Services Holdings, Inc. (“Eastern”) originally registered the resales by selling shareholders of 400,000 shares of Eastern’s common stock, par value $0.001 per share, pursuant to a Registration Statement on Form SB-2, as amended (File No. 333-128415) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (“SEC”) on September 19, 2005, and declared effective by the SEC on September 22, 2006.

Fund.com Inc. (as successor by merger to Eastern) (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister those shares that remain unsold under the Registration Statement as of the date hereof.  By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby deregisters such unsold shares, as described above.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.  As a result of this deregistration, no shares of common stock will remain registered for resale pursuant to the Registration Statement as of the effectiveness of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 18th day of March, 2008.

Fund.com Inc.

By:     /s/ Raymond Lang
Raymond Lang
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raymond Lang Raymond Lang	Chief Executive Officer and Director	March 18, 2008

/s/ Michael Hlavsa Michael Hlavsa	Chief Financial Officer and Director	March 18, 2008

/s/ Lucas Mann Lucas Mann	Director	March 18, 2008

/s/ Darren Rennick Darren Rennick	Director	March 18, 2008

/s/ Daniel Klaus Daniel Klaus	Director	March 18, 2008

/s/ Raul Biancardi Raul Biancardi	Director	March 18, 2008